UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 1, 2021

Statera Biopharma, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2537 Research Boulevard, Suite 201 Fort Collins, CO 80526
(Address of Principal Executive Offices and zip code)

(888) 613-8802
(Registrant's Telephone Number, Including Area Code)

Cytocom, Inc.
(Former name or former address, if changed since last report.)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	STAB	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 1, 2021, the registrant (the “Company”) changed its corporate name from Cytocom, Inc. to Statera Biopharma, Inc. The name change was effected following approval by the Company’s board of directors through the filing of a Certificate of Amendment to the Company’s Restated Certificate of Incorporation. In accordance with Section 242(b)(1) of the Delaware General Corporation Law, stockholder approval of the name change was not required. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein. The name change does not affect the rights of the Company’s security holders, creditors or suppliers. Following the name change, any stock certificates that reflect the Company’s prior name will continue to be valid. Certificates reflecting the new name will be issued in due course as old stock certificates are tendered for exchange or transfer to our transfer agent.

Also effective September 1, 2021, the Company’s common stock began trading on The Nasdaq Capital Market with the symbol “STAB” and it is represented by a new CUSIP number, 857561 104.

Item 9.01         Financial Statements and Exhibits

(d)         Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Statera Biopharma, Inc.

Date: September 1, 2021	By:	/s/ Michael K. Handley
	Name:	Michael K. Handley
	Title:	Chief Executive Officer